Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of AltiGen Communications, Inc. (the “Company”) on Form S-8 of our report dated December 18, 2003, relating to the consolidated financial statements of the Company as of and for the years ended September 30, 2003 and 2002 appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP

San Jose, California
June 30, 2004